SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

                                 August 27, 2004
                        ---------------------------------
                                 Date of Report
                        (Date of Earliest Event Reported)

                             Power Technology, Inc.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Nevada                 0-248671                 88-0395816
           ---------------           ------------           -------------------
           (State or other           (Commission             (I.R.S. Employer
           jurisdiction of           File Number)           Identification No.)
            incorporation)

                              1770 St. James Place
                              Houston, Texas 75056
                    ----------------------------------------
                    (Address of principal executive offices)

                                  713.586.6677
              ----------------------------------------------------
              (Registrant's telephone number, including area code)


                                      N/A
         --------------------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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Section 1.  Registrant's Business and Operations

         Item 1.01 Entry into a Material Definitive Agreement

         Convertible Debentures. Power Technology, Inc. (the "Registrant") entered into a Securities Purchase Agreement effective August 27, 2004 (the "Agreement") and other related agreements with Cornell Capital Partners, L.P. ("Cornell") regarding the issuance of a 5% secured convertible debenture in the principal amount of $500,000 (U.S.) (the "Debenture").

         The Agreement provides that $250,000 shall be funded by Cornell within five days of the date of the Agreement and that $250,000 shall be funded within five days of the filing of a registration statement with the U.S. Securities and Exchange Commission covering the conversion of the Debenture into the common stock of the Registrant pursuant to the requirements of an Investor Registration Rights Agreement with Cornell.

         The Registrant has executed and delivered a Security Agreement to Cornell that provides Cornell with a security interest in substantially all of the assets of the Registrant.

         The Debenture issued to Cornell by the Registrant and the accrued interest thereon are convertible into the common stock of the Registrant at any time until repayment of the Debenture at the price per share equal to the lesser of:

         a. an amount equal to 120% of the closing bid price of the common stock as listed on its principal market, as quoted by Bloomberg L.P., as of the closing date; or

         b. an amount equal to 100% of the average of the three lowest closing bid prices of the common stock, as quoted by Bloomberg, L.P., for the 30 trading days immediately preceding the conversion date.

However, in no event shall Cornell convert the Debenture in such manner that would cause Cornell and its affiliates to beneficially own more than 4.99% of the then total issued and outstanding shares of the common stock of the Registrant.

         The Registrant, at its option, has the right to redeem the Debenture in whole or in part that was issued to Cornell with three days written notice at the redemption price equal to 120% of the amount redeemed plus accrued interest. In this event, the Registrant is required to issue Cornell a warrant to purchase 50,000 shares of its common stock exercisable on a cash basis at an exercise price equal to 120% of the closing bid price of the common stock of the Company on the closing date.

         Standby Equity Distribution Agreement. The Registrant also entered into a Standby Equity Distribution Agreement effective August 27, 2004, with
Cornell (the "Equity Agreement").

         The Equity Agreement provides for Cornell to commit to purchase up to an aggregate of $5,000,000 of the common stock of the Registrant, subject to certain volume limitations and other conditions, as requested from time to time by the Registrant as its equity capital needs arise during the two-year term of the Equity Agreement.

         Upon written notice from the Registrant, Cornell is committed to purchase common stock of the Registrant at a purchase price equal to 97% of the then current market price. Market price is defined to mean the lowest closing bid price for the common stock during a pricing period beginning on the date following the notice from the Registrant and ending on the fifth consecutive trading day thereafter.

         Unless the Registrant specifically requests Cornell to purchase its common stock by written notification to Cornell, Cornell has no right to acquire any securities of the Registrant and the Registrant has no obligation to offer and sell its common stock to Cornell.

         In no event shall Cornell purchase common stock of the Registrant that would cause Cornell and its affiliates to own more than 9.9% of the then total issued and outstanding shares of the common stock of the Registrant.

         The Registrant has issued 8,849,558 share of its restricted common stock to Cornell as a commitment fee in connection with the Agreement and related agreements.

         The Registrant has engaged Newbridge Securities Corporation as its exclusive placement agent for its sale of common stock to Cornell under the terms of a Placement Agent Agreement.

Section 9.  Financial Statements and Exhibits

         (a) Financial statements of business acquired: Not applicable

         (b) Pro forma financial statements: Not applicable

         (c) Exhibits:

         10.1 Securities Purchase Agreement with Cornell Capital Partners, L.P. dated August 27, 2004.

         10.2. 5% Secured Convertible Debenture issued to Cornell Capital Partners, L.P. dated August 27, 2004.

         10.3 Security Agreement with Cornell Capital Partners, L.P. dated August 27, 2004.

         10.4 Standby Equity Distribution Agreement with Cornell Capital Partners, L.P. dated August 27, 2004.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.


September 1, 2004            Power Technology, Inc.


                             By: /s/ Bernard J. Walter
                                 --------------------------------------
                                 Bernard J. Walter, President